UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2009

Corus Bankshares, Inc.
(Exact name of registrant as specified in its charter)

Minnesota	0-06136	41-0823592
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3959 N. Lincoln Ave. Chicago, Illinois	60613
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (773) 832-3088

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously disclosed in the Company’s Notification of Late Filing filed with the SEC on March 17, 2009, the Company’s Chief Financial Officer, Michael Dulberg, has, at his request, taken a personal leave of absence effective March 16, 2009. Mr. Dulberg’s decision is not in connection with any known disagreement with the Company or its independent registered public accounting firm on any matter relating to the Company’s operations, policies or practices.

On March 19, 2009, the Company appointed Paula Manley as its Chief Accounting Officer. Prior to joining Corus, Ms. Manley, age 55, had worked as a consultant with the Johnsson Group, Inc., a consulting firm focused on finance and business operations improvement, since October 2007, and also from June 2006 through September 2006. Ms. Manley was the Chief Financial Officer of Newark, an electronics distributor and a subsidiary of Premier Farnell plc, from October 2006 through October 2007. Ms. Manley was a private investor from August 2005 through May 2006, and Ms. Manley was the Chief Financial Officer of Enesco Group, Inc., a giftware distributor, from January 2005 through July 2005. Before that, Ms. Manley was the Chief Financial Officer of Follett Education Group, an outsource provider for college bookstores, for five years. Ms. Manley’s annual salary is $200,000. There are no family relationships among Ms. Manley and any directors or other executive officers of the Company. There are no “related party” transactions between Ms. Manley and the Company as described in Item 404(a) of Regulation SK.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CORUS BANKSHARES, INC.
(Registrant)

/s/ Richard J. Koretz
Richard J. Koretz
Executive Vice President and
Chief Operating Officer
(Duly Authorized Officer)

Date: March 20, 2009